UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 31, 2011

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

Conversion of Gold Forward Sales Contracts

On January 31, 2011 and February 1, 2011, Goldrich Mining Company (the “Company”) entered into a series of conversion agreements (the “Conversion Agreements”) in respect of certain Fine Gold and Alluvial Gold Forward Sales Contracts (the “Converted Forward Sales Contracts”) previously entered into by the Company.  Under the Conversion Agreements, the Company converted the equivalent of approximately 1,300 ounces of gold due under the Converted Forward Sales Contracts into 10,931,982 common shares of the Company (“Common Shares”).  Prior to the conversion of gold into Common Shares under the Converted Forward Sales Contracts, the Company owed the equivalent of 1,897 ounces of gold in total under the Converted Forward Sales Contracts, 1,283 ounces deliverable in November 2010 and 614 ounces deliverable in October 2011, and was in default of the Converted Forward Sales Contracts that required delivery of gold in November 2010.  Accordingly, by issuing Common Shares pursuant to the Conversion Agreements, the Company has performed its obligations under the Converted Forward Sales Contracts and is no longer in default of, and has been released from any liability for default under, the Converted Forward Sales Contracts that required delivery of gold in November 2010.

The foregoing summary of the Conversion Agreements is qualified in its entirety by reference to the forms of Conversion Agreements, copies of which are attached hereto as Exhibits 10.1, 10.3 and 10.4.

Amendment of Gold Forward Sales Contracts

On February 4, 2011, the Company entered into an amendment (the “First Amendment”) in respect of certain Alluvial Gold Forward Sales Contracts (the “Amended Forward Sales Contracts”) previously entered into by the Company which were not converted as described in the foregoing summary.  Under the terms of the First Amendment, the Company agreed to amend the delivery date of the required quantity of gold from November 1, 2010 to November 1, 2012.  In consideration for the amended delivery date, the Company agreed to continue paying interest on the value of the gold that was due November 1, 2010 until the required quantity of gold is delivered or all amounts due under the Amended Forward Sales Contracts are otherwise paid and to increase the interest rate by four percent to a rate equal to the lesser of prime plus eight percent (8%) per annum or twelve percent (12%) compounded annually.  Prior to entering into the First Amendment, the Company was in default of its delivery obligations under the Amended Forward Sales Contracts.  Accordingly by entering into the First Amendment to the Amended Forward Sales Contracts, the Company is no longer in default, and has been released from any liability for default, under the Amended Forward Sales Contracts.  Pursuant to the Amended Forward Sales Contracts, the Company is required to deliver approximately 191 ounces of gold by November 1, 2012.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the form of First Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 1.02

Termination of a Material Definitive Agreement

As set forth in more detail in Item 1.01 above, which information is hereby incorporated by reference into this Item 1.02, on January 31, 2011 and February 1, 2011, the Company entered into a series of Conversion Agreements in respect of the Converted Forward Sales Contracts.  By converting the required quantity of gold due under the Converted Forward Sales Contracts into Common Shares, the Company has performed its obligations under the Converted Forward Sales Contracts and the Converted Forward Sales Contracts were terminated.

Item 3.02

Unregistered Sale of Equity Securities

As set forth in more detail in Item 1.01 above, which information is hereby incorporated by reference into this Item 3.02, on January 31, 2011 and February 1, 2011, the Company entered into a series of Conversion Agreements in respect of the Converted Forward Sales Contracts.  Pursuant to the Conversion Agreements, the Company converted the equivalent of approximately 1,300 ounces of gold due under the Converted Forward Sales Contracts by issuing 10,931,982 Common Shares.

The Common Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) thereof.

Item 7.01

Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01

Other Information

As a result of the Company entering into the Conversion Agreement and the First Amendment, the Company has settled all required gold deliveries through 2010 and is in complete compliance with all of its obligations under the gold forward sales contracts that remain outstanding.  Under such outstanding gold forward sales contracts, the Company is required to deliver 406 ounces of gold by October 2011 and 191 ounces of gold by November 2012.

Item 9.01

Exhibits

Exhibit No.            Description

10.1

Form of Forward Sales Contract Conversion Agreement with Alluvial Gold

10.2

Form of First Amendment to Alluvial Gold Forward Sales Contract

10.3

Form of Conversion Agreement, Fine Gold Forward Sales Contract, October 2010 Delivery

10.4

Form of Conversion Agreement, Fine Gold Forward Sales Contract, October 2011 Delivery

99.1

Press Release, February 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: February 8, 2011	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Form of Forward Sales Contract Conversion Agreement with Alluvial Gold

10.2

Form of First Amendment to Alluvial Gold Forward Sales Contract

10.3

Form of Conversion Agreement, Fine Gold Forward Sales Contract, October 2010 Delivery

10.4

Form of Conversion Agreement, Fine Gold Forward Sales Contract, October 2011 Delivery

99.1

Press Release, February 4, 2011